SCHEDULE 14A
Information Required in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑ Definitive Proxy Statement
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SUPERCONDUCTIVE COMPONENTS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPERCONDUCTIVE COMPONENTS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
June 9, 2006
and
PROXY STATEMENT

IMPORTANT
Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST YEAR
AGGREGATED OPTION/SAR EXERCISES IN 2005 AND YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
ADOPTION OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN
REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2005
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
SUPERCONDUCTIVE COMPONENTS, INC 2006 STOCK INCENTIVE PLAN

Superconductive Components, Inc.
2839 Charter Street
Columbus, Ohio 43228
(614) 486-0261
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 9, 2006
May 1, 2006
To Our Shareholders:
     The Annual Meeting of Shareholders of Superconductive Components, Inc. (the “Company”) will be held at the offices of the Company located at 2839 Charter Street, Columbus, Ohio 43228, on Friday, June 9, 2006, at 9:30 a.m. local time, for the following purposes:
1.	To elect five directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;

2.	To approve and adopt the Company’s 2006 Stock Incentive Plan;

3.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2006; and

4.	To transact any other business which may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed April 21, 2006, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of 10 days before the annual meeting at the executive offices of the Company.
     You will be most welcome at the annual meeting and we hope you can attend. Directors and officers of the Company and representatives of its registered independent public accounting firm are expected to be present to answer your questions and to discuss the Company’s business.
     We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the annual meeting, you may cast your vote in person and your proxy will not be used. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.
By Order of the Board of Directors,
Daniel Rooney
President, Chief Executive Officer, and
Chairman of the Board of Directors

PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

SUPERCONDUCTIVE COMPONENTS, INC.
2839 Charter Street
Columbus, Ohio 43228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
June 9, 2006

     This proxy statement is furnished to the shareholders of Superconductive Components, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at the principal executive offices of the Company located at 2839 Charter Street, Columbus, Ohio 43228 on June 9, 2006 at 9:30 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”). The enclosed proxy is being solicited by the Company’s Board of Directors. This proxy statement and the enclosed proxy will be first sent or given to the Company’s shareholders on approximately May 1, 2006.
     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.
     The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the election of Daniel Rooney, Robert J. Baker, Jr., Walter J. Doyle, Robert H. Peitz, and Edward W. Ungar as directors of the Company and, at the discretion of persons acting under the proxy, to approve and adopt the Company’s 2006 Stock Incentive Plan, to ratify the selection of Hausser + Taylor LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2006 and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.
     Holders of record of the Company’s common stock at the close of business on April 21, 2006 will be entitled to vote at the Annual Meeting. At that time, the Company had 3,425,915 shares of common stock outstanding and entitled to vote. Each share of the Company’s common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.
     The presence, in person or by proxy, of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors.
     The proposal to ratify the selection of the independent registered public accounting firm for the year ending December 31, 2006, is considered a routine matter and broker/dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on this matter. The proposal to approve and adopt the Company’s 2006 Stock Incentive Plan is not considered a routine matter and broker/dealers who hold their customers’ shares in street name may not vote such shares on this matter.

     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Company’s common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Company’s common stock present and entitled to vote on the matter. For purposes of determining the number of shares of the Company’s common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.
ELECTION OF DIRECTORS
     The Company’s Restated Code of Regulations provides that the number of directors shall be fixed by the Board. The total number of authorized directors currently is fixed at five. The nominees for director, if elected, will serve for one-year terms expiring at the next Annual Meeting of Shareholders. Daniel Rooney, Robert J. Baker, Jr., Walter J. Doyle, Robert H. Peitz, and Edward W. Ungar currently serve as directors of the Company and are being nominated by the Board of Directors for re-election as directors.
     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Rooney, Baker, Doyle, Peitz, and Ungar as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Restated Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.
     The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director.
     The following table sets forth for each nominee for director of the Company, such person’s name, age, and his position with the Company:

Name	Age	Position
Daniel Rooney	52	President, Chief Executive Officer and Chairman of the Board of Directors

Robert J. Baker, Jr.	66	Director

Walter J. Doyle	71	Director

Robert H. Peitz	45	Director

Edward W. Ungar	69	Director
     Daniel Rooney has served as a Director of the Company since joining the Company in March 2002 as President and Chief Executive Officer. Mr. Rooney was elected as the Chairman of the Board of Directors of the Company on January 8, 2003. Prior to joining the Company, Mr. Rooney was General Manager for Johnson Matthey, Color and Coatings Division, Structural Ceramics Sector North America from 1994 to 2001. Prior to that, Mr. Rooney held various management positions at TAM Ceramics, Inc., a Cookson Group Company.
     Robert J. Baker, Jr., Ph.D. has served as a Director of the Company since 1992. Dr. Baker is the president and founder of Venture Resources International and the co-founder of Business Owners Consulting Group, which assist companies in the development of growth strategies, including marketing position and competitive strategies. Dr. Baker is currently a visiting member of the Capital University faculty serving the MBA program.

     Edward W. Ungar has been a Director of the Company since 1990. Mr. Ungar is the President and founder of Taratec Corporation, a technology business-consulting firm in Columbus, Ohio. Prior to forming Taratec Corporation in 1986, Mr. Ungar was an executive with Battelle Memorial Institute.
     Walter J. Doyle has served as a Director of the Company since 2004. Mr. Doyle is the President of Forest Capital, an angel capital firm. Previously, Mr. Doyle was President and CEO of Industrial Data Technologies Corp. for 21 years. Mr. Doyle earned an Electrical Engineering degree from City College of New York (CCNY) and an MBA from the Harvard Business School.
     Robert H. Peitz has served as a Director of the Company since 2004. Mr Peitz is a private investor. Mr. Peitz was a managing director and head of financial markets for PB Capital. Mr. Peitz’s 15 years of experience at PB Capital include 10 years as Treasurer. Mr. Peitz is a graduate of the University of Cincinnati with a Bachelor of Arts in Economics. Mr. Peitz also has an MBA from the American Graduate School of International Management. He also attended the European Business School and completed the Executive Development Program at the Kellogg School of Management at Northwestern University.
INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
Meetings and Compensation of the Board of Directors
     The Board of Directors of the Company had a total of nine meetings during the year ended December 31, 2005. During 2005, no director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he has been a director. Additionally, no director attended fewer than 75% of the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served). Directors who are employed by the Company receive no compensation for serving as directors.
     As compensation for their service as directors of the Company, non-employee directors periodically receive grants of stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and a ten-year term. Directors are also reimbursed for all reasonable out-of-pocket expenses. On March 7, 2005, each of Messrs. Baker, Jr., Doyle, Peitz and Ungar received an option to purchase 10,000 shares of common stock of the Company, exercisable immediately and expiring 10 years from the date of grant at a price of $2.40 per share. On December 16, 2005, each of Messrs. Baker, Jr., Doyle, Peitz and Ungar received an option to purchase 10,000 shares of common stock of the Company, exercisable on December 16, 2006 and expiring 10 years from the date of grant at a price of $4.00 per share.
     It is the Company’s expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders. All members of the Company’s Board of Directors were present at the Company’s 2005 Annual Meeting of Shareholders, except Dr. Baker.
Shareholder Communication
     The Company’s Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors or to any director in particular, c/o Gerald S. Blaskie, Superconductive Components, Inc., 2839 Charter Street, Columbus, Ohio 43228. Any correspondence addressed to the Board of Directors or to any one of the Company’s directors in care of the Company’s offices will be forwarded to the addressee without review by management.

Committees of the Board of Directors
     The Company has an Audit Committee and a Stock Option and Compensation Committee (the “Compensation Committee”). The purpose of the Audit Committee is to pre-approve all auditing and permitted non-audit services performed by the Company’s registered independent public accounting firm. The Audit Committee also receives reports from the Company’s registered independent public accounting firm as required by the Securities Exchange Act of 1934, as amended. The Chairman of the Audit Committee is Mr. Ungar, and the members are Messrs. Baker and Doyle. The Audit Committee met three times during 2005. The Board of Directors has not adopted a charter for the Audit Committee. The Board of Directors has determined that Messrs. Doyle and Ungar qualify as “audit committee financial experts” as that term is defined in Item 401(e) of Regulation S-B. Messrs. Doyle and Ungar and Dr. Baker each meet the criteria for audit committee independence as defined in NASDAQ Rule 4350, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.
     The Compensation Committee of the Board of Directors reviews executive compensation and administers the Company’s stock incentive and incentive compensation performance plans. The Chairman of the Compensation Committee is Dr. Baker and the members are Messrs. Doyle and Ungar. The Compensation Committee met twice during 2005.
     Due to the limited size of the Company’s Board of Directors, the Board of Directors has determined that it is not necessary to establish a nominating committee. Nominations for directors are considered by the entire Board of Directors. The directors take a critical role in guiding the strategic direction and oversee the management of the Company. Director candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry.
     Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.
     The Board of Directors will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Board of Directors:
•	such recommendations must be provided to the Board of Directors c/o Gerald S. Blaskie, Superconductive Components, Inc., 2839 Charter Street, Columbus, Ohio 43228, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls.
     In fulfilling its responsibilities, the Audit Committee selected Hausser + Taylor LLC as our independent accountants for purposes of auditing our financial statements for 2005. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.
     Based on the reviews and discussions with management and Hausser + Taylor LLC, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.
     The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Ungar and Doyle, and Dr. Baker are independent under Rule 4350(d) of the Nasdaq Stock Market and are financially literate each in his own capacity.
     Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2005, were met and that our financial reporting and audit processes are functioning effectively.
Submitted by the Audit Committee
of the Board of Directors:
Robert J. Baker, Jr.
Walter J. Doyle
Edward W. Ungar
Executive Officers
     In addition to Mr. Rooney, the following persons serve as executive officers of the Company:
     Gerald S. Blaskie, age 48, has served as the Company’s Chief Financial Officer since April 2001. On March 2, 2006, the Board of Directors of the Company appointed Mr. Blaskie to the position of Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Blaskie was the Controller at Cable Link, Inc. from February 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997.
     Scott Campbell, Ph.D., age 48, has served as the Company’s Vice President of Technology since March 2005. Dr. Campbell served as the Company’s Vice-President of Research and Engineering from July 2004 to March 2005. Dr. Campbell joined the Company in July 2002 as the Company’s Technical Director. Prior to joining the Company, he was Senior Research Manager at Oxynet, Inc. for five years.
     Michael K. Barna, age 48, has served as Vice President, Sales-Photonics, since March 2, 2006. Mr. Barna joined the Company as Director of Sales and Marketing in January 2004. Prior to joining the Company Mr. Barna had more than 20 years of experience in thin film sales, including major account sales of Physical Vapor Deposition equipment, high purity targets and evaporation materials for these systems, hybrid microelectronic, telecommunications, and the commercial glass coating markets. Mr Barna served as National Sales Manager for Aerosflex Corporation from March 2001 until January 2003. From January 1, 2003, until the date he joined the Company, Mr. Barna served as the director of product management for Liquid Metal Technologies.
     Officers are elected annually by the Board of Directors and serve at its discretion.

Ownership of Common Stock by Directors and Executive Officers
     The following table sets forth, as of March 31, 2006, the beneficial ownership of the Company’s common stock by each of the Company’s directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Robert H. Peitz(4)	301,790	8.6%
Daniel Rooney(5)	132,300	3.7%
Walter J. Doyle(6)	96,600	2.8%
Robert J. Baker, Jr.(7)	61,413	1.8%
Edward W. Ungar(8)	42,550	1.2%
All directors and executive officers as a group (8 persons)(9)	804,653	20.5%

(1)	The address of all directors and executive officers is c/o Superconductive Components, Inc., 2839 Charter Street, Columbus, Ohio 43228.

(2)	For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of March 31, 2006. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3)	“Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 31, 2006, plus the number of shares such person has the right to acquire within 60 days of March 31, 2006.

(4)	Includes 100,962 common shares, which may be acquired by Mr. Peitz under stock options and stock purchase warrants exercisable within 60 days of March 31, 2006.

(5)	Includes 125,000 common shares, which may be acquired by Mr. Rooney under stock options exercisable within 60 days of March 31, 2006.

(6)	Includes 14,250 common shares, which may be acquired by Mr. Doyle under stock purchase options and stock purchase warrants exercisable within 60 days of March 31, 2006.

(7)	Includes 41,000 common shares, which may be acquired by Dr. Baker under stock options exercisable within 60 days of March 31, 2006, and 16,603 shares which are held in Dr. Baker’s IRA.

(8)	Includes 41,000 common shares, which may be acquired by Mr. Ungar under stock options exercisable within 60 days of March 31, 2006.

(9)	Includes 492,212 common shares, which may be acquired under stock options and stock purchase warrants exercisable within 60 days of March 31, 2006.

Ownership of Common Stock by Principal Shareholders
     The following table sets forth information as of March 31, 2006, relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Curtis A. Loveland (4)	1,225,064	33.5%
The Estate of Ingeborg V. Funk (5)	462,852	13.2%
The Estate of Edward R. Funk (6)	437,256	12.3%
Thomas G. Berlin (7)	406,250	11.6%
Windcom Investments SA(8)	335,205	9.7%
Lake Street Fund L.P. (9)	312,500	9.0%
Robert H. Peitz (10)	301,790	8.6%
Berlin Capital Growth L.P. (11)	281,250	8.1%
Mid South Investor Fund L.P. (12)	250,000	7.2%

(1)	The address of Curtis A. Loveland is c/o Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of the Estates of Ingeborg and Edward Funk is c/o Curtis A. Loveland, Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of Thomas G. Berlin is c/o Berlin Financial Ltd., 1325 Carnegie Avenue, Cleveland, Ohio 44115. The address of Windcom Investments SA is Corso Elvezia 25, 6900 Lugan, CH. The address of Lake Street Fund L.P. is 600 South Lake Avenue, Suite 100, Pasadena, California 91106. The address of Robert H. Peitz is c/o Superconductive Components, Inc., 2839 Charter Street, Columbus, Ohio 43228. The address of Berlin Capital Fund, L.P. is c/o Thomas G. Berlin, Berlin Financial Ltd., 1325 Carnegie Avenue, Cleveland, Ohio 44115. The address of Mid South Investor Fund L.P. is 1776 Peachtree St. NW, Suite 412 North, Atlanta, Georgia 30309.

(2)	For purposes of this table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of March 31, 2006. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3)	“Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 31, 2006, plus the number of shares such person has the right to acquire within 60 days of March 31, 2006.

(4)	Includes (i) 41,000 shares of common stock which can be acquired by Mr. Loveland under stock options exercisable within 60 days of March 31, 2006; (ii) 437,256 shares of common stock beneficially owned by Mr. Loveland as the executor of the Estate of Edward R. Funk, of which 127,900 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of March 31, 2006; (iii) 462,852 shares of common stock beneficially owned by Mr. Loveland as the executor of the Estate of Ingeborg V. Funk, of which 87,500 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of March 31, 2006; and (iv) 283,756 shares beneficially owned by Mr. Loveland as the trustee of generation-skipping irrevocable trusts established by Edward R. and Ingeborg V. Funk.

(5)	Includes 87,500 shares of common stock, which can be acquired by The Estate of Ingeborg V. Funk under stock options and warrants exercisable within 60 days of March 31, 2006. Mr. Loveland holds the voting and investment power for the shares of common stock owned by the Estate of Ingeborg V. Funk.

(6)	Includes 127,900 shares of common stock, which can be acquired by The Estate of Edward R. Funk under stock options and warrants exercisable within 60 days of March 31, 2006. Mr. Loveland holds the voting and investment power for the shares of common stock held by the Estate of Edward R. Funk.

(7)	Mr. Berlin’s ownership includes 281,250 shares of common stock beneficially owned by Berlin Capital Growth L.P., of which 52,083 shares of common stock can be acquired under stock purchase warrants exercisable within 60 days of March 31, 2006. Mr. Berlin has shared voting and dispositive power over the shares of common stock in this limited partnership as the controlling principal of Berlin Capital Growth L.P. Mr. Berlin’s ownership also includes 20,833 shares of common stock, which can be acquired by Mr. Berlin under stock purchase warrants exercisable within 60 days of March 31, 2006.

(8)	Based on the Schedule 13G/A filed on February 14, 2005, Dr. Karl Kohlbrenner, CEO of Windcom Investments SA, has voting and dispositive power over the shares of common stock on behalf of the Company. Windcom Investments SA’s ownership includes 20,286 shares of common stock, which can be acquired by Windcom Investments SA under stock purchase warrants exercisable within 60 days of March 31, 2006.

(9)	Includes 62,500 shares of common stock, which can be acquired by Lake Street Fund L.P. under stock purchase warrants exercisable within 60 days of March 31, 2006.

(10)	Includes 100,962 shares of common stock, which can be acquired by Mr. Peitz under stock options and stock purchase warrants exercisable within 60 days of March 31, 2006.

(11)	Includes 52,083 shares of common stock, which can be acquired by Berlin Capital Growth L.P. under stock purchase warrants exercisable within 60 days of March 31, 2006.

(12)	Includes 50,000 shares of common stock, which can be acquired by Mid South Investor Fund L.P. under stock purchase warrants exercisable within 60 days of March 31, 2006.
Executive Compensation
     The following summary compensation table sets forth information regarding compensation paid during each of the Company’s last three years to the Company’s Chief Executive Officer, who is the Company’s only executive officer whose combined salary and bonus exceeded $100,000 for the year ended December 31, 2005 (the “Named Executive Officer”). Mr. Rooney has an employment contract that entitles him to 100% of his compensation for six months following his termination without cause. Following the initial six-month period after his termination, Mr. Rooney is also entitled to receive six months of pay at a rate of 50% of his compensation at the time of his termination.
SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
				Awards
				Restricted	Securities
				Stock	Underlying	All Other
		Salary	Bonus	Award	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)

Daniel Rooney	2005	$140,000	$5,000	—	15,000	—
President, Chief Executive	2004	$137,172	—	—	10,000	—
Officer and Chairman of	2003	$133,218	—	—	—	—
the Board of Directors

OPTION/SAR GRANTS IN LAST YEAR
     The following table shows grants of options to purchase the Company’s common stock to the Company’s Named Executive Officer during 2005.

	Number of	% of Total Options
	Securities	Granted to
	Underlying Options	Employees in Fiscal	Exercise Price
Name	Granted (#)	Year	per share	Expiration Date

Daniel Rooney	15,000	37.5%	$2.40	March 8, 2015
AGGREGATED OPTION/SAR EXERCISES IN 2005
AND YEAR-END OPTION/SAR VALUES
     The following table provides certain information regarding the number and value of stock options held by the Company’s Named Executive Officer at December 31, 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at Fiscal
			Options at Fiscal Year-End (#)		Year-End ($)(1)
Shares
	Acquired on	Value
	Exercise	Realized
Name	(#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Rooney	—	—	125,000	—	$470,500	—

(1)	Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($5.50 at December 31, 2005). An option is in the money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2)	If shares were acquired on exercise, the value realized would be calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of the Company’s common stock on the date of exercise over the exercise price of the stock option.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth additional information as of December 31, 2005, concerning shares of the Company’s common stock that may be issued upon the exercise of options and other rights under the Company’s existing equity compensation plans and arrangements, divided between plans approved by the Company’s shareholders and plans or arrangements not submitted to the Company’s shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

			Number of securities
			remaining available for
	Number of Securities to		issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding	(excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	590,250	$2.18	280,450

Equity compensation plans not approved by security holders (2)	17,500	$2.88	—

Total	607,750	$2.20	280,450

(1)	Equity compensation plans approved by shareholders include the Company’s 1995 Stock Option Plan.

(2)	Includes 17,500 stock purchase warrants that can be exercised to purchase 17,500 shares of the Company’s common stock, which were issued by the Company in exchange for consideration in the form of goods and services.
ADOPTION OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN
     At the Annual Meeting, the Company will submit to shareholders a proposal to adopt the Superconductive Components, Inc. 2006 Stock Incentive Plan (the “2006 Plan”). The Board of Directors unanimously approved the adoption of the 2006 Plan on April 20, 2006. This summary of the principal features of the 2006 Plan is qualified in its entirety by the full text of the 2006 Plan, which is attached hereto as Appendix A and incorporated herein by reference. A vote in favor of adopting the 2006 Plan will constitute approval of all terms of the 2006 Plan.
Purpose
     The 2006 Plan is intended to further the growth and profitability of the Company by providing increased incentives to and encourage share ownership on the part of key employees, officers and directors of, and consultants and advisers who render services to the Company, and any future parent or subsidiary of the Company.
General
     The 2006 Plan permits the granting of stock options and restricted stock awards (collectively, “Awards”) to eligible participants. If our shareholders approve the 2006 Plan at the annual meeting, the maximum number of shares of our common stock which will be issued pursuant to the 2006 Plan will be 600,000 shares. The market value of the 600,000 shares of our common stock to be subject to the 2006 Plan was approximately $2,160,000 at April 21, 2006. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will be available again for grants of Awards.

Administration of the 2006 Plan
     The 2006 Plan will be administered by the Company’s Stock Option and Compensation Committee (the “Committee”). The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (“Rule 16b-3”), and as “outside directors” under section 162(m) of the Internal Revenue Code (the “Code”). Subject to the terms of the 2006 Plan, the Committee has the sole discretion to determine the employees, directors and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2006 Plan. The Committee also is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3. The Board of Directors may amend or terminate the 2006 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 2006 Plan must be approved by the shareholders.
Eligibility to Receive Awards
     Eligibility to participate in the 2006 Plan extends to the management, key employees, directors and consultants of the Company. The estimated number of eligible participants is approximately 25 persons. The actual number of individuals who will receive options or restricted stock awards under the 2006 Plan cannot be determined because eligibility for participation in the 2006 Plan is at the discretion of the Committee. No participant may receive Awards covering more than 300,000 shares under the 2006 Plan.
Options
     The Committee may grant incentive stock options, which entitle the holder to favorable tax treatment, and/or non-statutory options. The number of shares covered by each option is determined by the Committee. The Committee will determine the option price per share of each option granted under the Plan, provided that the option price of each incentive stock option granted under the Plan may not be less than the fair market value of a share on the date of grant of such option.
     Within five business days following the date of exercise of an option, the optionee or other person exercising the option will make full payment of the option price in cash or, with the consent of the Committee, (i) by tendering previously acquired shares (valued at fair market value, as determined by the Committee, as of such date of tender); (ii) with a full recourse promissory note of the optionee for the portion of the option price in excess of the par value of shares subject to the option, under terms and conditions determined by the Committee; (iii) any combination of the foregoing; or (iv) if the shares subject to the option have been registered under the Securities Act of 1933, as amended, and there is a regular public market for the shares, by delivering to the Company on the date of exercise of the option written notice of exercise together with: (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (“Broker”), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the option a certificate for the Shares purchased upon the exercise of the option, and (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the option and any other sums required to be paid to the Company under the Plan. If tax offset payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an option, the Company shall have the right to require the optionee or other person exercising such option to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements or to deduct from all payments made under the Plan, including tax offset payments, amounts sufficient to satisfy all withholding tax requirements.
     The Committee will determine the period during which each option may be exercised; provided, however, that any incentive stock option granted under the 2006 Plan will have an option period which does not exceed 10 years from the date of grant. If the grant of any option becomes subject to Code Section 409A, then notwithstanding the foregoing, the Committee-designated exercise period may be modified to include only those dates that are compliant with Code Section 409A’s distribution rules.
     Options will expire at such time as the Committee determines at the date of grant; provided, however, that no incentive stock options may be exercised on or after 10 years from the date of grant.

Termination of Options
     Any option granted under the 2006 Plan will, subject to earlier termination by its terms, terminate automatically if not exercised:
•	within 30 days after the optionee’s termination of employment with the Company (other than by reason of death, disability, or for cause);

•	within one year after the employee’s death or termination of employment by the Company by reason of disability, as defined in the 2006 Plan; and

•	prior to termination by the Company for Cause, as defined in the 2006 Plan.
Restricted Stock Awards
     Restricted stock awards are shares of the Company’s common stock which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant’s specific responsibilities.
Awards to be Granted to Certain Individuals and Groups
     The Committee has discretion to determine the number and type of Awards to be granted to any employee, director or consultant. Accordingly, the actual number and type of Awards to be granted in the future is not determinable.
Nontransferability of Options
     Except for non-statutory stock options, Awards granted under the 2006 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Non-statutory stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Committee.
Tax Aspects
     As explained below, each type of award has different federal income tax consequences. In addition to these, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which the participant works and/or resides. The following is a brief general summary of the material federal income tax consequences with respect to awards under the 2006 Plan. It is not intended to be tax advice to participants. We do not intend the following discussion to be a complete explanation of all of the federal income tax consequences of participating in the 2006 Plan. Participants in the 2006 Plan should rely on their own tax advisers concerning the specific tax consequences to them, including the applicability and effect of state, local and foreign tax laws.
Stock Options
     The 2006 Plan allows the Committee to grant non-statutory as incentive stock options. Generally, no income is recognized when either type of stock option is granted to the participant, but the subsequent tax treatment differs widely.
     Non-statutory Stock Options
     Generally, if a participant exercises a non-statutory stock option, the excess of the fair market value of a share on the date of exercise over the stock option price is ordinary compensation income to the participant at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss that the participant realizes from a later sale of the shares for an amount in excess of or less than the tax basis of the shares will be taxed as capital gain or loss, respectively. The character of the gain or loss (short-term or long-term) will depend upon how long the participant held the shares since exercise. Generally capital gains will be taxable as long-term capital gains if the shares are held more than one year from exercise.

     Incentive Stock Options
     Generally, a participant will recognize no regular taxable income upon the exercise of an incentive stock option. The tax basis of the shares acquired will be the exercise price. If the participant meets the Holding Periods described below, all gain or loss that he or she realizes upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss. To receive this favorable treatment, the participant must not dispose of the shares that he or she acquires by exercising an incentive stock option within two years after the date the stock option was granted, nor within one year after the exercise date (the “Holding Periods”). If the participant disposes of the shares before the end of the Holding Periods, the amount of that gain which equals the lesser of: (1) the difference between the fair market value on the exercise date and the stock option price; or (2) the difference between the sale price and the stock option price, will be taxed as ordinary income. Any remaining gain or loss will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares.
     Alternative Minimum Tax – Incentive Stock Options
     For determining a participant’s alternative minimum taxable income subject to the alternative minimum tax, a participant’s exercise of an incentive stock option will result in the recognition of alternative minimum taxable income at the time of the exercise of the stock option in an amount equal to the excess of the fair market value of the shares on the exercise date over the stock option price.
Restricted Stock
     In general, a participant who is granted restricted shares of common stock will not recognize taxable income upon grant, but instead will recognize ordinary income when the shares vest and are no longer subject to restriction. Alternatively, within 30 days of the grant of the restricted stock a participant may elect, under Section 83(b) of the Code, to be taxed at the time of the grant. In all cases, the amount of ordinary income that a participant recognizes will be equal to the fair market value of the shares at the time the participant recognizes income, less the price paid for the shares, if any. Generally, any gain recognized thereafter will be capital gain or loss.
Superconductive Components, Inc. Tax Deduction
     Generally, we will be entitled to a tax deduction for an award made under the 2006 Plan to the extent that the participant recognizes ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). We have designed the Plan so that awards to covered officers should qualify as performance-based compensation under Section 162(m).
Deferred Compensation/Section 409A Awards
     Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.
     The Company has designed the Plan so that awards are either intended to comply with, or are exempt from coverage of, Section 409A of the Code. The Company intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code. However, if an award fails to meet or is not granted in compliance with these new requirements the award may be subject to an additional 20% tax and interest.
Required Vote
     Approval of the 2006 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.
The Board of Directors recommends that our shareholders vote “FOR” the approval of the 2006 Stock Incentive Plan.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
     The Company has selected Hausser + Taylor LLC to serve as the Company’s registered independent public accounting firm for 2006. Hausser + Taylor LLC served as the registered independent public accounting firm for the Company for 2005 and throughout the periods covered by the Company’s financial statements. Representatives of Hausser + Taylor LLC are expected to attend the Annual Meeting of Shareholders in order to respond to appropriate questions from shareholders, and they will have the opportunity to make a statement.
     Hausser + Taylor LLC has a continuing relationship with RSM McGladrey, Inc. (“RSM”) (formerly with American Express Tax and Business Services, Inc.) from which it leases auditing staff who are full time, permanent employees of RSM and through which its shareholders provide non-audit services. As a result of this arrangement, Hausser + Taylor LLC has no full time employees and, therefore, none of the audit services performed were provided by permanent full time employees of Hausser + Taylor LLC. Hausser + Taylor LLC manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.
FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2005
Audit Fees
     The aggregate fees billed and to be billed by Hausser + Taylor LLC for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSB were $49,700 for 2005, and $47,000 for 2004.
Audit Related Fees
     The Company paid Hausser + Taylor LLC $700 in 2005 and $0 in 2004 in aggregate fees for professional services rendered for audit related fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements that are not reported above under the heading “audit fees.” These fees were related to the Company’s response to comments from the Securities and Exchange Commission related to its Annual Report on Form 10-KSB for the year ended December 31, 2004.
Tax Fees
     The Company paid $0 in 2005 and $300 in 2004 in aggregate tax fees for professional services rendered for tax compliance and tax advice in connection with the Company’s internally prepared corporate tax return.
All Other Fees
     The aggregate fees billed by Hausser + Taylor LLC for professional services rendered by in connection with the research and review for the acceleration of employee stock options were $4,140 for 2005 and $0 for 2004.
Pre-Approval Policy
     The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our Audit Committee has appointed Hausser + Taylor LLC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the 2006 Annual Meeting of Shareholders. Hausser + Taylor LLC has audited the Company’s financial statements since the year ending December 31, 1995. The Audit Committee believes that Hausser + Taylor LLC’s experience with and knowledge of the Company are important, and would like to continue this relationship.
     Hausser + Taylor LLC has advised us that the firm does not have any direct or indirect financial interest in the Company, nor has Hausser + Taylor LLC, had any such interest since the inception of the Company in 1987, other than as a provider of auditing and accounting services. In making the selection of Hausser + Taylor LLC to continue as our independent registered public accounting firm for the year ending December 31, 2006, the Audit Committee reviewed past audit results and the non-audit services performed during the Company’s fiscal year 2005 and which are proposed to be performed during fiscal year 2006. In selecting Hausser + Taylor LLC, the Audit Committee carefully considered Hausser + Taylor LLC’s independence. Hausser + Taylor LLC has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.
     Neither the Company’s bylaws nor other governing documents requires shareholder ratification of the selection of Hausser + Taylor LLC as the Company’s independent auditors. However, we are submitting the selection of Hausser + Taylor LLC to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue to retain Hausser + Taylor LLC, but may still retain them. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting will be required to ratify the selection of Hausser + Taylor LLC. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors recommends that our shareholders vote “FOR” the ratification of the independent registered public accounting firm.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission (“SEC”). Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports, and written representations from reporting persons, the Company believes that all reporting persons complied with all filing requirements during the year ended December 31, 2005, except for Robert H. Peitz, who had one late Form 4 filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Notes Payable and Capital Lease
     During 2005, the Company entered into agreements with the Estates of Edward R. Funk and Ingeborg V. Funk. The Company was indebted to the Estates in the amount of $289,391.92. The Estates agreed to cancel $288,000 of the indebtedness in exchange for 144,000 shares of common stock and warrants to purchase an additional 36,000 shares of common stock at $3.00 per share, which expire October 2010. The Company transferred to the Estates $1,391.92 in full satisfaction of the remaining amount of the indebtedness.
Convertible Promissory Notes and Stock Purchase Warrants
     On January 7, 2000, the Company issued common stock purchase warrants at $2.50 per share for 150,000 shares of common stock related to the subordinated notes payable to Edward R. and Ingeborg V. Funk. The warrants are 100% vested and expire ten years from the date of grant. The Estate of Edward R. Funk and the Estate of Ingeborg V. Funk are both greater than 5% beneficial owners of the Company.
     On June 30, 2003, the Company issued a $100,000 convertible promissory note payable to Windcom Investments SA, a greater than 5% beneficial owner of the Company. The interest on the convertible promissory note was determined by the Prime Commercial Rate in effect at Bank One, N.A., Columbus, Ohio. In addition, the Company issued to Windcom Investments SA, warrants to purchase 20,333 shares of the Company’s common stock at $1.00 per share expiring June 2008. The warrants vested according to the following schedule: (1) 8,333 vested on the date of grant; and (2) 12,000 vested at a rate of 333 per month for 32 months, then 336 per month for 4 months. On May 13, 2004, in accordance with the terms of the convertible promissory note, the balance and accrued and unpaid interest owed automatically converted to 43,119 shares of common stock after the Company raised over $500,000 in private equity financing. As of May 13, 2004, the vested warrants were fixed at 11,633; no additional warrants will vest. In connection with the private equity financing, the Company also issued to Windcom Investments SA 8,623 warrants to purchase shares of common stock at $2.88 per share. These warrants expire May 2009.
     On June 30, 2003, the Company issued to the Estate of Edward R. Funk, warrants to purchase 10,000 shares of common stock at $1.00 per share in connection with a lease guarantee. The warrants vest according to the following schedule: (1) 4,600 vested on the date of grant; and (2) 5,400 vest at a rate of 150 per month for 36 months. These warrants expire June 2008.
     On June 30, 2003, the Company issued a $166,666.67 convertible promissory note payable to Robert H. Peitz. Mr. Peitz is a greater than 5% beneficial owner of the Company. Mr. Peitz currently serves on the Company’s Board of Directors. The Prime Commercial Rate in effect at Bank One, N.A., Columbus, Ohio determined the interest on the convertible promissory note. In addition, the Company issued to Mr. Peitz warrants to purchase 33,889 shares of the Company’s common stock at $1.00 per share, which expire June 2008. The warrants vested according to the following schedule: (1) 13,889 vested on the date of grant; and (2) 20,000 vested at a rate of 556 per month for 32 months, then 552 per month for four months. On May 13, 2004, in accordance with the terms of the convertible promissory note, the balance and accrued and unpaid interest owed on the note automatically converted to 71,873 shares of common stock after the Company raised over $500,000 in private equity financing. As of May 13, 2004, the vested warrants were fixed at 14,374; no additional warrants will vest. In connection with the 2004 private equity financing, the Company also issued to Mr. Peitz 19,449 warrants to purchase shares of common stock at $2.88 per share, which expire May 2009.
     On November 3, 2004, the Company entered into a loan agreement between the Company, as borrower, and Robert H. Peitz, as lender. Mr. Peitz agreed to loan the Company up to $200,000 for working capital, to be drawn by the Company in increments of $50,000. The interest rate was Huntington National Bank’s prime rate plus 2%, which accrued and compounded monthly. The loan was secured by the Company’s assets and perfected by the filing of a UCC-1 financing statement. For each $50,000 increment drawn on the loan Mr. Peitz received 5,000 warrants to purchase the Company’s common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009. The loan was drawn on the following schedule: November 3, 2004, $100,000; January 7, 2005, $50,000; and April 1, 2005, $50,000. The loan balance (principal and accrued interest) was repaid in October 2005 and the UCC-1 financing statement was terminated.

     On April 14, 2005 the Company entered into a loan agreement between the Company, as borrower, and Robert H. Peitz, as lender. Mr. Peitz agreed to provide a $200,000 convertible secured loan to the Company for working capital. The interest rate of 10% accrued and compounded monthly. The loan was drawn on the following schedule: April 14, 2005, $100,000; and May 20, 2005, $100,000. Because the Company completed equity financing of at least $500,000 during the fourth quarter of 2005, the principal and accrued interest totaling $209,110 automatically converted on the same basis as the new financing to 104,555 shares of common stock ($2.00 per share) and warrants to purchase an aggregate of 26,139 shares of the Company’s common stock at a purchase price of $3.00 per share exercisable until October 2010.
Legal Services
     Curtis A. Loveland is the Secretary of the Company and is the beneficial owner of greater than 5% of the outstanding common stock of the Company, which ownership includes (i) 41,000 shares of common stock, which can be acquired by Mr. Loveland under stock options exercisable within 60 days of March 31, 2006; (ii) 437,256 shares of common stock beneficially owned in his capacity as the executor of the Estate of Edward R. Funk, of which 127,900 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of March 31, 2006; (iii) 462,852 shares of common stock beneficially owned by Mr. Loveland in his capacity as the executor of the Estate of Ingeborg V. Funk, of which 87,500 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of March 31, 2006; and (iv) 283,756 shares beneficially owned by Mr. Loveland as the trustee of generation-skipping irrevocable trusts established by Edward R. and Ingeborg V. Funk. Mr. Loveland is also a partner with Porter, Wright, Morris & Arthur LLP, the Company’s legal counsel.
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
     Each year the Board of Directors submits its nominations for election of directors at the annual meeting of shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2007 must be received by the Company (addressed to the attention of the Secretary) on or before January 4, 2007. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at the Company’s 2007 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 20, 2007. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.
ANNUAL REPORT
     The Company’s annual report on Form 10-KSB for the year ended December 31, 2005, containing financial statements for such year and the signed opinion of Hausser + Taylor LLC, registered independent public accounting firm, with respect to such financial statements, is being sent to shareholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material, and management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.
OTHER MATTERS
     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should come before the meeting, however, each of the persons named in the proxy intends to vote in accordance with his judgement on such matters.

Appendix A
SUPERCONDUCTIVE COMPONENTS, INC.
2006 STOCK INCENTIVE PLAN
     1. Purpose. This plan (the “Plan”) is intended as an incentive and to encourage stock ownership by certain key employees, officers and directors of, and consultants and advisers who render services to Superconductive Components, Inc., an Ohio corporation (the “Company”), and any current or future Parent or Subsidiary thereof (the “Company Group”), by the granting of stock options (the “Options”) and restricted stock (the “Restricted Stock”) as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options (“ISOs”) which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time hereafter (the “Code”), or options which do not meet such requirements (“Non-Statutory Options”). Grants of Non-Statutory Options will be designed to qualify for the exemption from coverage of Internal Revenue Code Section 409A and the guidance promulgated thereunder (“Code Section 409A”).
     2. Effective Date. The Plan will become effective on June 9, 2006, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present, in person or by proxy, and entitled to vote at the 2006 Annual Meeting of Shareholders (the “Effective Date”).
     3. Administration.
          (a) The Plan will be administered by the Board of Directors of the Company (the “Board”) which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to a Committee (the “Committee”) which consists of not fewer than three members of the Board. If the Committee is so appointed, and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee, unless otherwise indicated. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), all members of the Committee will be “non-employee directors” as defined in Rule 16b-3(b)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and “outside directors” as defined in section 162(m) of the Code and the regulations promulgated thereunder.
          (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it deems appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All actions taken by the Board under the Plan are final and binding on all persons. No member of the Board is liable for any action taken or determination made relating to the Plan, except for willful misconduct.
          (c) Notwithstanding any contrary provisions of this Section 3, the Company’s full Board of Directors shall have full and sole authority and discretion with respect to the grant of Non-Statutory Options to non-employee directors of the Company. The Board shall also have all of the authority and discretion otherwise granted to the Committee with respect to the administration of any Non-Statutory Options granted to non-employee directors.
          (d) Each member of the Board shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

     4. Eligibility.
          (a) The Board may grant Options, Restricted Stock, and Tax Offset Payments, as defined in paragraph 13, (each, individually, an “Award”) to such Key Employees of the Company or the Company Group or, in the case of Non-Statutory Options only, to directors who are not employees of, and to consultants and advisers who render services to, the Company or the Company Group, as the Board may select from time to time (the “Participants”). The Board may grant more than one Award to an individual under the Plan.
          (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary; provided, however, this restriction will not apply if at the time such ISO is granted the option price per share of such ISO is at least 110% of the Fair Market Value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This paragraph 4(b) has no application to Options granted under the Plan as Non-Statutory Options.
          (c) The aggregate Fair Market Value (determined as of the date the ISO is granted) of shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan, or any other incentive stock option plan of the Company or the Company Group, may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this paragraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-Statutory Option pursuant to Section 422(d) of the Code. Except as otherwise provided in the preceding sentence, this paragraph 4(c) has no application to Options granted under the Plan as Non-Statutory Options.
     5. Stock Subject to Plan. The shares subject to Options and Restricted Stock grants under the Plan are the shares of common stock, no par value, of the Company (the “Shares”). The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 600,000 Shares, subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The maximum number of Shares for which Awards may be granted under the Plan during the term of the Plan to any one individual may not exceed 300,000 Shares subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The unpurchased Shares subject to terminated or expired Options, and Restricted Stock for which restrictions have not lapsed, may be offered again under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options or Restricted Stock Agreements will be general funds of the Company.
     6. Restricted Stock
          (a) Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Key Employees and consultants in such amounts as the Board, in its sole discretion, shall determine.
          (b) Each award of Restricted Stock shall be evidenced in writing by a restricted stock agreement (“Restricted Stock Agreement”) that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Board, in its sole discretion, shall determine. Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed. Any action under paragraph 14 may be reflected in an amendment to, or restatement of, such Restricted Stock Agreement.
          (c) Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.

          (d) The Board, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6(d). For example, the Board may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Board in its discretion. The Board, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.
          (e) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Board, in its discretion, may accelerate the time at which any restrictions shall lapse and may remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date.
          (f) During the Period of Restriction, participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Restricted Stock Agreement.
          (g) During the Period of Restriction, participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Restricted Stock Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a “derivative security” or an “equity security” under Section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.
          (h) On the date set forth in the Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
          (i) At the time of the grant of Restricted Stock to a Key Employee, and prior to the beginning of the performance period to which the performance objectives relate, the Board may establish performance objectives for the award or vesting of Restricted Stock grants based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, economic profit, economic value added, net income, operating income, gross margin, sales, operating cash flow, free cash flow, earnings per share, operating company contribution, division contribution or market shares. These factors shall have a minimum performance standard below which such grants or vesting will not occur. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and programs towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Board may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.
     7. Grant of Options.
          (a) At the time of grant, the Board will determine whether the Options granted will be ISOs or Non-Statutory Options. All Options granted will be authorized by the Board and, within a reasonable time after the date of grant, will be evidenced in writing by a stock option agreement (“Stock Option Agreement”) in such form and containing such terms and conditions not inconsistent with the provisions of this Plan, as the Board may determine. Any action under paragraph 14 may be reflected in an amendment to, or restatement of, such Stock Option Agreement.
          (b) The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

     8. Option Price. The Board will determine the option price per Share (the “Option Price”) of each Option granted under the Plan, provided that the Option Price of each ISO granted under the Plan may not be less than the Fair Market Value of a Share on the date of grant of such Option. The date of grant will be the date the Board acts to grant the Option or such later date as the Board specifies and the Fair Market Value will be determined in accordance with paragraph 28(c) and without regard to any restrictions other than a restriction which, by its terms, will never lapse.
     9. Option Period. The Board will determine the period during which each Option may be exercised (the “Option Period”); provided, however, any ISO granted under the Plan will have an Option Period which does not exceed 10 years from the date of grant. If the grant of any Option becomes subject to Code Section 409A, then notwithstanding the foregoing, the Board-designated exercise period will be automatically modified to include only those dates that are compliant with Code Section 409A’s distribution rules.
     10. Nontransferability of Options. An Option will not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the stock option agreement with respect to such Non-Statutory Option as approved by the Board expressly so provides and (b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.
     11. Exercise of Options.
          (a) The Board, in its sole discretion, will determine the terms and conditions of exercise and vesting percentages of Options granted hereunder. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary: (i) if the Optionee’s employment is terminated as specified in paragraph 12(a), the Options will be exercisable to the extent and for the period specified in paragraph 12(a); (ii) if the Optionee’s employment is terminated as a result of disability or death, his or her Options will be exercisable to the extent and for the period specified in paragraph 12(b); (iii) if a merger or similar reorganization or sale of substantially all of the Company’s assets occurs, all outstanding Options will be exercisable to the extent and for the period specified in paragraph 14(b) or paragraph 14(c), whichever paragraph applies; and (iv) in the event of a Change of Control, as defined herein, all outstanding Options will be exercisable for the period specified in paragraph 14(d).
          (b) An Option may be exercised only upon delivery of a written notice to the Board, any member of the Board, or any officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.
          (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option will make full payment of the Option Price in cash or, with the consent of the Board, (i) by tendering previously acquired Shares (valued at Fair Market Value, as determined by the Board, as of such date of tender); (ii) with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board; (iii) any combination of the foregoing; or (iv) if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:
               (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the 1934 Act (“Broker”), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and;
               (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option and any other sums required to be paid to the Company under paragraph 19 of the Plan.

               (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 19.
     12. Termination of Employment.
          (a) Upon termination of an Optionee’s employment with the Company (or each member of the Company Group as the case may be), other than (i) termination of employment by reason of death or Disability, or (ii) termination of employment for Cause, the Optionee will have 30 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is a result of the Optionee’s retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board will determine in each case whether a termination of employment is a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence is a termination of employment. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the opinion of the Board, to the best interests of the Company or any parent or subsidiary of the Company.
          (b) Upon termination of employment by reason of death or Disability, the Optionee or the Optionee’s personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, will have one year after the date of such termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of termination; provided, however, that the Board, in its sole discretion, may permit the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.
          (c) Upon termination of employment for Cause, as defined herein, all Options held by such Optionee will terminate effective on the date of termination of employment.
     13. Tax Offset Payments. The Board has the authority and discretion under the Plan to make cash grants to Participants to offset a portion of the taxes which may become payable as a result of participation in this Plan (“Tax Offset Payments”). The Tax Offset Payments shall be determined by multiplying a percentage established by the Board by all or a portion (as the Board shall determine) of the taxable income recognized by a Participant upon (a) the exercise of a Non-Statutory Option, (b) the disposition of shares received upon exercise of an ISO, or (c) the lapse of restrictions of Restricted Shares. The percentage will be established, from time to time, by the Board at that rate which the Board, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Participants in the payment of taxes. The Company has the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise. Notwithstanding the foregoing, the Company does not have the authority to offset any taxes, interest, and penalties incurred by Participants as a result of a violation of Code Section 409A.
     14. Stock Splits; Mergers; Reorganizations; Change in Control.
          (a) If a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company’s capitalization occurs, the Board will proportionately adjust or substitute the aggregate number of Shares for which Awards may be granted under this Plan, the number of Shares subject to outstanding Options and Restricted Stock Awards and the Option Price of the Shares subject to outstanding Options to reflect the same. The Board will make such other adjustments to the Awards, the provisions of the Plan, the Restricted Stock Agreements and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.
          (b) In the event of a change of the Company’s common stock, no par value, resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan, the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof, and the number and kind of Shares of Restricted Stock will be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

          (c) Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control), or a sale of all or substantially all of the assets of the Company, will cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder on terms reasonably acceptable to the Board; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board, in its sole discretion, may provide that some or all of the unexercised portion of any one or more of the outstanding Options will be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines. If the Board makes an Option fully exercisable under this paragraph 14(c), the Board will notify the Optionee that the Option will be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.
          (d) If a Change in Control occurs, all outstanding Options granted under this Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.
     15. Sale of Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the 1934 Act, any Section 16 Person shall not sell or otherwise dispose of the Shares subject to an Option unless at least six months have elapsed from the date of the grant of the Option.
     16. Rights as Shareholder. An Optionee has no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.
     17. No Contract of Employment. Nothing in the Plan or in any Option, Restricted Stock Agreement or Stock Option Agreement confers on any Participant any right to continue in the employment or service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Participant’s employment or other services at any time. The establishment of the Plan will in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Participant. Options and/or Restricted Stock granted under the Plan will not be affected by any change of duties or position as long as the Participant continues to be employed by the Company or any Parent or Subsidiary of the Company, unless otherwise provided in the Restricted Stock Agreement or Stock Option Agreement.
     18. Agreements and Representations of Participants. As a condition to the exercise of an Option or the issuance of Restricted Stock, the Board, in its sole determination, may require the Participant to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.
     19. Withholding Taxes. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. The Board may, in its discretion, permit a Participant to satisfy his or her tax-withholding obligation by (a) surrendering shares owned by the Participant or (b) having the Company withhold from shares otherwise deliverable to the Participant. Shares surrendered or otherwise withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.
     20. Exchanges. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option will be exercisable at such price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered will be cancelled, and the Shares previously subject to them will be available for the grant of other Options. The Board also may grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.

     21. Confidentiality Agreements. Upon the Company’s request, each Optionee shall execute, prior to or contemporaneously with the grant of an Award hereunder, the Company’s then standard form of agreement relating to non-disclosure of confidential information, non-competition and the assignment of inventions and related matters.
     22. Compliance with Laws and Regulations. The Plan, the grant of Restricted Stock under the Plan, the grant and exercise of Options under the Plan, and the obligation of the Company to sell and deliver the Shares under such Options, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan are not exercisable prior to (i) the date upon which the Company has registered the Shares for which Options may be issued under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company, in its sole discretion, determines to be necessary or advisable in connection therewith, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the 1933 Act or under state or other law. Restricted Stock may not be released from escrow pursuant to Section 6(b) hereof prior to (i) the date upon which the Company has registered the Shares representing such Restricted Stock award under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the Restricted Stock may be released from escrow free of restriction without registering the Shares representing such Restricted Stock under the 1933 Act or under state or other law.
     23. Assumption. The Plan may be assumed by the successors and assigns of the Company.
     24. Expenses. The Company will bear all expenses and costs in connection with administration of the Plan.
     25. Amendment, Modification and Termination of the Plan. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) no amendment to the Plan may cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code, the regulations promulgated thereunder or the rules promulgated under Section 16 of the 1934 Act will be subject to approval by the shareholders of the Company in accordance with the Code, such regulations or such rules. No amendment, modification or termination of the Plan may adversely affect in any manner any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option. Notwithstanding the foregoing, amendments necessary to bring the Plan into compliance with Code Section 409A shall not require the consent of the Optionee or the transferee of such Option.
     26. Term of Plan. The Plan will become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the date of the Plan’s adoption by the Board, and the exercise of all Options granted prior to such approval will be subject to such approval. The Plan will terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, will not affect the rights of Optionees under Options previously granted to them, and all unexpired Options will continue in force and operation after termination of the Plan, except as they may lapse or terminate by their own terms and conditions. Termination of the Plan will also not affect the rights of Participants that have been granted Restricted Stock Awards prior to termination of the Plan. The terms of the Plan shall, notwithstanding such termination, continue to apply to Restricted Stock Awards granted prior to such termination.
     27. Limitation of Liability. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Restricted Stock Agreement or Stock Option Agreement, and no term or provision of this Plan or of any Restricted Stock Agreement or Stock Option Agreement will be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Restricted Stock Agreement or Stock Option Agreement.

     28. Definitions.
          (a) Change In Control. A “Change in Control” will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity (“Person”) acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless the Change in Control transaction or transactions have been approved in advance by Board members representing at least two-thirds of the Board members; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board (“Original Board Members”) cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.
          (b) Disability. The term “Disability” means a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee’s usual and customary employment or service with the Company or the Company Group.
          (c) Fair Market Value. If the Shares are publicly traded, the term “Fair Market Value” as used in this Plan means (i) the closing price quoted on the Nasdaq National Market, if the shares are so quoted, (ii) the last quote reported by Nasdaq for small-cap issues, if the shares are so quoted, (iii) the mean between the bid and asked prices as reported by Nasdaq, if the Shares are so quoted, or (iv) if the shares are publicly traded but not listed or admitted to trading on a national securities exchange, the closing price of the Shares as reported on the OTC Bulletin Board regulated quotation service, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next preceding date on which the Shares were quoted or traded. In all other cases, the Fair Market Value will be determined in accordance with procedures established in good faith by the Board. With respect to Non-Statutory Options, the Fair Market Value will be determined in accordance with the valuation rules of Code Section 409A and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.
          (d) Key Employees. The term “Key Employees” means those executive, administrative, operational and managerial employees of the Company Group who are determined by the Board to be eligible for Options under the Plan.
          (e) Optionee. The term “Optionee” means any person who receives an Option under the Plan.
          (f) Parent and Subsidiary. The terms “Parent” and “Subsidiary” as used in the Plan have the respective meanings set forth in sections 424(e) and (f) of the Code.
          (g) Period of Restriction. The term “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.
          (h) Retirement. “Retirement” means the termination of employment by an Optionee who has attained the age of at least 55, who has been continuously employed the Company Group for at least five years, and who has entered into a written confidentiality and non-competition agreement with the Company (“Retirement Agreement”) in a form acceptable to the Board at the time of such termination of employment.
          (i) Section 16 Person. The term “Section 16 Person” means a person who, with respect to the Shares, is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934, as amended.

          (j) Termination For Cause. Termination of Employment for “Cause” means termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (d) the violation of any of the terms and conditions of any written agreement the Optionee may have with the Company or its Parent or Subsidiary (following 30 days’ written notice from the Company specifying the violation and the employee’s failure to cure such violation within such 30-day period) or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

Superconductive Components, Inc.
/s/ Daniel Rooney
Daniel Rooney,
President and Chief Executive Officer

Adopted effective June 9, 2006

Annual Meeting Proxy Card
A. Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES.
1.	To elect as directors the nominees named below to serve for terms expiring at the 2007 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

	For	Withhold		For	Withhold

01 — Robert J. Baker, Jr.	[ ]	[ ]	04 — Walter J. Doyle	[ ]	[ ]

02 — Robert H. Peitz	[ ]	[ ]	05 — Daniel Rooney	[ ]	[ ]

03 — Edward W. Ungar	[ ]	[ ]
B. Issues
The Board of Directors recommends a vote FOR the following proposals

		FOR	AGAINST	ABSTAIN

2.	To adopt the Company’s 2006 Stock Incentive Plan.	[ ]	[ ]	[ ]

3.	To ratify the selection of Hausser + Taylor LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2006.	[ ]	[ ]	[ ]

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
The undersigned hereby acknowledges receipt with this Proxy of a copy of the Company’s Notice of Annual Meeting and Proxy Statement dated May 1, 2006. Any proxy heretofore given to vote said shares is hereby revoked.
IMPORTANT: Please sign exactly as name or names appear to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations should sign in their full corporate name by their president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 – Please keep signature within the box		Signature 2 - Please keep signature within the box		Date (mm/dd/yyyy)
[	]	[	]	[ / / ]
(Continued, to be dated and signed, on the other side.)

1

(Continued from the other side.)
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned shareholder of Superconductive Components, Inc. (the “Company”) hereby appoints Daniel Rooney, Gerald S. Blaskie, and Curtis A. Loveland, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 2839 Charter Street, Columbus, Ohio, on Friday, June 9, 2006, at 9:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the purposes stated on the reverse side.
The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinions may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all powers of said attorneys and proxies hereunder.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.